UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 19, 2005

INKINE PHARMACEUTICAL COMPANY, INC.

(Exact name of registrant specified in its charter)

New York	000-24972	13-3754005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1787 Sentry Parkway West, Building 18, Suite 440 Blue Bell, Pennsylvania		19422
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:     (215) 283-6850

Not applicable.

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 19, 2005, InKine Pharmaceutical Company, Inc.’s Board of Directors voted to increase the size of the Board of Directors from five to six members and appointed John Leone to serve as director and fill the vacancy created by such increase.  In addition, the Board of Directors appointed Mr. Leone to its compensation committee.  The appointment by the Board of Directors was based on the recommendation of its nominating committee.  Mr. Leone was recommended to the nominating committee by members of InKine’s Board of Directors and has been determined to be independent, as independence is currently defined in the Nasdaq listing standards.

InKine Pharmaceutical Company, Inc. issued a press release on March 24, 2005 announcing Mr. Leone’s appointment to the Board of Directors, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

99.1   Press Release, dated March 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INKINE PHARMACEUTICAL COMPANY, INC.

Date:	March 24, 2005	By:	/s/ROBERT F. APPLE
		Name:	Robert F. Apple
		Title:	Chief Operating and Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated March 24, 2005